Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

PRIVILEGED AND CONFIDENTIAL PURSUANT TO DELAWARE RULE OF EVIDENCE 408

BINDING TERM SHEET

This Binding Term Sheet (this “Term Sheet”) is entered into as of July 29, 2022 (the “Term Sheet Date”), by and between First Wave BioPharma, Inc. (the “Company”) and Fortis Advisors LLC, in its capacity as the hired representative and for the benefit of the former stockholders of First Wave Bio, Inc. (in such capacity, “Fortis”).

In consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.        On the Term Sheet Date, the Company shall pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, $1,500,000 in cash (the “Upfront Payment”). No later than September 29, 2022, the Company shall pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, an additional $1,000,000 in cash (the “Second Payment”). The date on which the Company pays the Second Payment in a manner consistent with the preceding sentence is referred to herein as the “Second Payment Date.” Upon the earlier of (i) November 30, 2022 and (ii) two business days after the consummation by the Company of one or more public or private sales of its equity and/or equity related securities resulting in the aggregate gross proceeds generated by such financing(s) from and after the Term Sheet Date of at least $[***], the Company shall pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, an additional $2,000,000 in cash.

2.       The former stockholders of First Wave Bio, Inc., will be entitled to receive, in a manner directed by Fortis, contingent milestone payments based upon the occurrence of the following events related to Adrulipase, if any (the “Adrulipase Milestones”) up to the Adrulipase Cap (as defined below):

(i)                 $[***] 90 days after positive readout in pilot study;

(ii)                $[***] 90 days after positive readout of Phase 3 pivotal study; and

(iii)                In the event of a license or sale of Adrulipase to an unaffiliated third party:

(a)    [***]% of the first $[***] of proceeds as and when received by the Company;

(b)    [***]% of the proceeds in excess of $[***] and up to $[***] as and when received by the Company; and

(c)     [***]% of the proceeds in excess of $[***] as and when received by the Company.

Notwithstanding anything to the contrary set forth above, if the consideration payable to the Company in connection with a license or sale of Adrulipase consists of securities or other non-cash consideration, then, at the election of Fortis, either (I) the Company will pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, the applicable percentage of such consideration in accordance with the foregoing clauses 2(iii)(a), (b) and (c), or (II) the Company shall cause the licensee or acquiror of Adrulipase to assume the obligations of the Company under this Section 2 with respect to any subsequent achievement of the Adrulipase Milestones.

For the avoidance of doubt, in no event shall the former stockholders of First Wave Bio, Inc., be entitled to receive more than $[***] in the aggregate from the Adrulipase Milestones (the “Adrulipase Cap”).

The Adrulipase Milestones shall be paid in cash.

3.    Niclosamide:

(i) In the event of a license or sale of Niclosamide to an unaffiliated third party, the former stockholders of First Wave Bio, Inc., shall be entitled to receive, in a manner directed by Fortis, [***]% of the proceeds as and when received by the Company; provided however that if the Company has prior to the license or sale initiated a clinical trial for IBD, then in such instance, the former stockholders of First Wave Bio, Inc., shall receive, in a manner directed by Fortis, [***]% of the proceeds from such sale or license. Notwithstanding the above, the Company shall not enter into a sale or license with a third party without prior written consent of Fortis unless the minimum upfront is $[***] and there are at least $[***] in milestone payments. In the event of such sale or license, Company shall be relieved of any of the contingent milestone obligations due Fortis under the Agreement and Plan of Merger, dated as of September 13, 2021, by and among the Company, Alpha Merger Sub, Inc., First Wave Bio, Inc. and Fortis (the “Merger Agreement”).

(ii)       In the event that there is no sale or license of Niclosamide to a third-party (excluding any Company Sale), Fortis shall retain its rights to contingent milestone payments related to development of Niclosamide under the Merger Agreement; provided, however, that the Company’s obligations to use CRE to develop Niclosamide shall be deferred 24 months from the Term Sheet Date. For clarity, the successor, acquiror or surviving company in a Company Sale shall fully assume the foregoing obligations.

(iii) Notwithstanding anything to the contrary set forth above, if the consideration payable to the Company in connection with a license or sale of Niclosamide consists of securities or other non-cash consideration, then, at the election of Fortis, either (a) the Company will pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, the applicable percentage of such consideration in accordance with the foregoing clause 3(i), or (b) the Company shall cause the licensee or acquiror of Niclosamide to assume the obligations of the Company under this Section 3 with respect to any subsequent license or sale of Niclosamide.

4.    Company Sale.

(i)       In the event of a Qualifying Company Sale (as defined below), the Company will pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, an additional $4,000,000 in cash plus any amounts not previously paid pursuant to Section 1 above, whether or not the conditions to such payments have been satisfied.

(ii)          In the event of a Company Sale that is not a Qualifying Company Sale, at the election of Fortis, either (a) the Company will pay, for the benefit of the former stockholders of First Wave Bio, Inc., and in a manner directed by Fortis, an amount in cash equal to the sum of (I) $4,000,000 multiplied by a fraction, the numerator of which is equal to the total consideration received by the Company or the Company’s stockholders in such Company Sale, and the denominator of which is equal to $[***], plus (II) any amounts not previously paid pursuant to Section 1 above, whether or not the conditions to such payments have been satisfied or (b) as a condition to such Company Sale, the Company shall cause its successor, acquiror or surviving company in such Company Sale to assume the obligations of the Company under Section 4(i) and Section 4(ii) with respect to any subsequent Company Sale involving any such successor, acquiror or surviving company.

(iii)        If, at the time of a Company Sale, any of the milestone payment events set forth in Section 2 or Section 3 have not yet occurred or been paid, the obligations of the Company hereunder to make such payments upon the subsequent occurrence of such milestone events shall survive such Company Sale and shall be assumed by any successor, acquiror or surviving company in such Company Sale.

(iv)       For purposes of this Term Sheet, a “Company Sale” means (a) a transaction or series of related transactions in which any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any person who immediately prior to the consummation of such transaction or transactions owns more than a majority of the Company’s outstanding voting securities, acquires more than 50% of the combined voting power of the voting securities of the Company, (b) a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately prior to the consummation of such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger, or (c) the sale or other disposition of all or substantially all of the assets of the Company. For purposes of this definition, the term “Company” shall refer to the Company and any successor, acquiror or surviving company of the Company.

(v) Notwithstanding anything to the contrary set forth herein, in the event of the sale of Adrulipase or Niclosamide in a transaction or series of related transactions which would also qualify as a Company Sale under clause (c) of the definition thereof, Fortis shall have the right, at its election, to treat such transaction either (a) as a Company Sale, such that the former stockholders of First Wave Bio, Inc., would receive the amounts payable in connection with such Company Sale pursuant to Section 4(i) and the other provisions of Section 4 shall apply, or (b) as a sale of Adrulipase, such that the former stockholders of First Wave Bio, Inc., would receive the Adrulipase Milestone payable in a manner directed by Fortis pursuant to Section 2(iii), or a sale of Niclosamide, such that the former stockholders of First Wave Bio, Inc. would receive the amounts payable in a manner directed by Fortis pursuant to Section 3(i), as applicable, and, in each case, using the aggregate proceeds generated by such transaction as the “proceeds” when calculating the foregoing amounts in accordance with Section 2(iii) or Section 3(i), as applicable.

(vi) As defined herein a “Qualifying Company Sale” means any Company Sale in which the Company or the Company’s stockholders receive total consideration of at least $[***].

5.       Existing obligation to pay 10% of any future capital raises shall be terminated as of the Term Sheet Date. The Upfront Payment shall reduce the Company’s existing $12.5M in fixed payment obligations to the former stockholders of First Wave Bio, Inc. on a dollar-for-dollar basis. The remainder of such fixed payment obligations shall be deemed to be extinguished effective as of the Second Payment Date.

6.       Litigation to be stayed for a period of 90 days effective as of the Term Sheet Date. Effective on the Second Payment Date, the existing litigation shall be dismissed with prejudice.

7.       Settlement Agreement (as defined below) to contain mutual releases with non-disparagement clauses, which releases and clauses shall become effective as of the Second Payment Date.

8.       Glick, Hoffman and Oremland to agree in the Settlement Agreement to vote in favor of management proposal regarding reverse split or provide Company with proxy.

9.       Parties to use their respective commercially reasonable efforts to negotiate a settlement agreement among the parties embodying the terms set forth herein (the “Settlement Agreement”) in good faith as promptly as practicable after the Term Sheet Date.

10.       Company shall have the right to disclose the terms hereof to the extent required based on the advice of counsel pursuant to applicable securities laws or the rules and regulations of any securities exchange or trading market on which its securities are listed or quoted for trading; provided that, to the extent practicable, the Company shall provide Fortis a reasonable opportunity to review and comment prior to making such disclosure.

11.        This Term Sheet may be amended only by a written instrument signed by the Company and Fortis.

12. This Term Sheet contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.

13. Sections 8.5 (Enforcement), 8.6(a) (Amendment and Waiver), 8.9 (Counterparts), 8.10 (Governing Law), 8.11 (Severability) and 8.12 (Joint Drafting) of the Merger Agreement shall apply to this Term Sheet, mutatis mutandis, as if incorporated herein in their entirety, and shall also apply to and be incorporated into the Settlement Agreement.

14. Except as expressly modified or terminated by this Term Sheet, all terms, conditions and provisions of the Merger Agreement and the settlement agreement, dated November 15, 2021, by and between the Company and Fortis shall continue in full force and effect.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be duly executed by the undersigned, thereunto duly authorized, as of the date first written above.

FIRST WAVE BIOPHARMA, INC.

By:_______________________

Title: Authorized Signatory

FORTIS ADVISORS LLC

By:_______________________

Title: Authorized Signatory